EXHIBIT A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Magenta Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: February 11, 2019

GV 2016, L.P.

By: GV 2016 GP, L.P., its General Partner

By: GV 2016 GP, L.L.C., its General Partner

By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2016 GP, L.P.

By: GV 2016 GP, L.L.C., its General Partner

By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

GV 2016 GP, L.L.C.

By: Alphabet Holdings LLC, its Sole Member

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

Alphabet Holdings LLC

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Secretary

XXVI Holdings Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary

Alphabet Inc.

By:	/s/ Kathryn W. Hall
Name:	Kathryn W. Hall
Title:	Assistant Secretary